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                                                                  EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 333-91935 on Form S-3 of Oncor Electric Delivery Transition Bond Company LLC of our report dated March 25, 2004, appearing in Oncor Electric Delivery Transition Bond Company LLC's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 25, 2004